                             POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS,  that the undersigned  constitutes and appoints  Robert G. Zack,  Denis  Molleur,  and Kathleen Ives, and each of them,  his true and lawful  attorneys-in-fact  and agents,  with full power of
substitution   and   resubstitution,   for   him  and  in  his   capacity   as
Trustee/Manager  and/or  officer of OFI Tremont Core  Diversified  Hedge Fund,
OFI Tremont Market  Neutral Hedge Fund,  Oppenheimer  International  Large-Cap
Core Fund,  Oppenheimer  International  Value Fund,  Oppenheimer  Limited Term
California  Municipal Fund,  Oppenheimer Real Estate Fund,  Oppenheimer Select
Value Fund,  Oppenheimer  Total Return Bond Fund,  Oppenheimer  Tremont Market
Neutral Fund LLC, and Oppenheimer  Tremont Opportunity Fund LLC (the "Funds"),
to sign on his  behalf  any and all  Registration  Statements  (including  any post-effective  amendments to  Registration  Statements)  under the Securities
Act of  1933,  the  Investment  Company  Act of 1940  and any  amendments  and supplements thereto, and other documents in connection  thereunder,  and Forms
3, 4, and 5, and to file  the  same,  with all  exhibits  thereto,  and  other
documents  in  connection   therewith,   with  the   Securities  and  Exchange
Commission,  granting  unto said  attorneys-in-fact  and  agents,  and each of them,  full power and authority to do and perform each and every act and thing requisite and  necessary to be done in and about the premises,  as fully as to all intents and purposes as he might or could do in person,  hereby  ratifying and confirming all that said  attorneys-in-fact  and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 19th day of February, 2004.

/s/ Ronald J. Abdow                             /s/ John V. Murphy
------------------------                        ------------------------
Ronald J. Abdow                           John V. Murphy

/s/ Peter I. Wold                         /s/ Eustis Walcott
------------------------                        ------------------------
Peter I. Wold                                   Eustis Walcott

/s/ Joseph M. Wikler                            /s/ Brian Wixted
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Joseph M. Wikler                          Brian Wixted